EXHIBIT 10.25

FORM OF WESBANCO, INC.

INCENTIVE BONUS, OPTION AND RESTRICTED STOCK PLAN

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TOTAL SHAREHOLDER RETURN AWARD AGREEMENT

This Total Shareholder Return Award Agreement (the “Agreement”) made as of the 18th day of November, 2015 by and between WESBANCO, INC., a West Virginia corporation (the “Corporation”) and             (the “Employee”).

WHEREAS, the Corporation sponsors and maintains the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”) and adopted the Administrative Rules for the Total Shareholder Return Plan (the “TSR Rules”) as a part of the Incentive Plan;

WHEREAS, the Corporation has employed the Employee as of the date hereof and desires to encourage the Employee to remain an employee of the Corporation and, during such employment, to contribute substantially to the financial performance of the Corporation;

WHEREAS, to provide that incentive, the Corporation is hereby evidencing a TSR Award representing             shares of the common stock of the Corporation, $2.0833 par value per share (“Common Stock”), under the Incentive Plan subject to the terms and conditions set forth in the Incentive Plan, the TSR Rules and this Agreement (together with any increases for TSR above Target or adjustments as provided in Paragraph 7, below, the “TSR Target Shares”);

WHEREAS, the TSR Target Shares are subject to the Employee’s remaining an Employee (except in instances of death, Disability or Retirement, as those initially capitalized terms are defined in the Incentive Plan, with the consent of the Corporation as described below) until a particular installment is paid as defined in Paragraph 3(b); and

WHEREAS, the Corporation and the Employee desire to evidence the award of the TSR Target Shares and the terms and conditions applicable thereto in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, the Corporation and the Employee agree as follows:

1. Grant of TSR Target Shares. The Corporation hereby grants to the Employee, as of the date first written above, the TSR Target Shares subject to the TSR (as defined in the TSR Rules) of the Corporation attaining the Performance Level described in Section 3(c) below as of the last day of the TSR Performance Period, the Employee remaining an employee of the Corporation to the date of each installment and other terms and conditions set forth herein. As soon as practicable after the Date of Grant, the Corporation shall direct that a book entry or other electronic record representing the TSR Target Shares be issued. The TSR Target Shares and any electronic record representing the TSR Target Shares shall be held in the custody of the Corporation or its designee until the expiration of the applicable Restrictions. Upon any forfeiture in accordance with Paragraph 4 of this Agreement, the book entry representing the forfeited TSR Target Shares shall be canceled. The Employee recognizes and agrees that the grant of TSR Target Shares under this Agreement is sufficient consideration for the restrictive covenants set forth in Paragraphs 9 and 10 of this Agreement.

2. Restrictions. Employee shall have none of the rights and privileges of a stockholder of the Corporation with respect to the TSR Target Shares, and, without limiting the foregoing, the following restrictions shall apply:

(a) None of the TSR Target Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of from the Date of the Grant through the Performance Period as defined below.

(b) The TSR Target Shares (including any increases or adjustments) are subject to forfeiture during the Performance Period in accordance with Paragraph 4 of this Agreement.

(c) The TSR Target Shares and any book entry representing the TSR Target Shares shall be held in custody by the Corporation or its designee until such time as either the Performance Level under subparagraph 3(c) is attained or exceeded or the Performance Period shall have been completed.

(d) No dividends shall be paid or accrued with respect to the TSR Target Shares from the Date of the Grant through the Performance Period. After the end of the Performance Period, shares determined to be due to the Employee shall accrue dividends in the form of additional shares of Corporation common stock and shall be delivered in the form of shares of Common Stock to the Employee if the Employee satisfies the employment restrictions applicable to installments under paragraph 3.

3. Term of Restriction.

(a) All TSR Target Shares and any shares earned in connection with the TSR Target Shares shall be subject to the following restrictions:

(i) During the Performance Period: The restrictions that (A) the Employee remain an employee of the Corporation until the last day of the Performance Period, unless the Employee’s cessation of employment was due to the Employee’s death, Disability, Retirement or termination of employment with the consent of the Corporation and (B) if the Corporation’s TSR is not less than

Target as of the last day of the Performance Period. If the Employee terminates employment except for death, Disability, Retirement or termination of employment with the consent of the Corporation or if the TSR is less than Target, no shares will be earned. If the TSR is greater than Target, the Employee will earn the number of shares determined under paragraph 3(c) in three equal annual installments beginning as soon as administratively feasible after the Committee determines the Performance Level as described in paragraph 3(c) below.

(ii) After the Performance Period: Shares determined to be earned by the Employee as of the end of the Performance Period shall be distributed in equal annual installments as provided in paragraph 3(e). Each installment shall be subject to the restriction that the Employee remain an employee of the Corporation until the due date for a respective installment, unless the Employee’s termination is by death, Disability, Retirement or termination of employment with the consent of the Corporation. If the Employee terminates employment with the Corporation for any reason other than death, Disability, Retirement or termination of employment with the consent of the Corporation, any then unpaid installment shall be forfeited and the book entry cancelled.

(b) The period from January 1, 2016 until December 31, 2018 is the “Performance Period” for purposes of this Agreement.

(c) For purposes of this Agreement, the “Performance Level” is measured as of the last day of the Performance Period based on a sixty (60) day trailing average and is (a) at Target, if the Corporation’s TSR is at or above the 50th percentile of the TSR rankings of the Peer Group and (b) at Superior, if the Corporation’s TSR is at or above the 75th percentile of the TSR rankings of the Peer Group. For “Target” performance, the number of shares delivered to the Employee shall be 100% of the number of TSR Target Shares. For “Superior” performance, the number of shares delivered to the Employee shall be 200% of the number of TSR Target Shares. No more than 200% of the number of TSR Target Shares shall be delivered even if the Corporation’s TSR ranking exceeds the 75th percentile. No shares will be delivered if the TSR ranking is less than the 50th percentile. If the TSR ranking is less than the 50th percentile, all TSR Target Shares under this Agreement shall be forfeited. If the Corporation’s TSR is more than the 50th percentile but less than the 75th percentile, the number of shares to be delivered shall be determined by straight line interpolation between the 50th percentile and the 75th percentile.

(d) For purposes of this Agreement, the “Peer Group” shall be the companies listed on Exhibit 1 to this Agreement.

(e) As soon as administratively practicable following the last day of the Performance Period without a forfeiture of the applicable TSR Target Shares, and upon the satisfaction of all other applicable conditions as to such TSR Target Shares, including, but not limited to, the payment by the Employee of all applicable withholding taxes, if any, the Corporation shall deliver or cause to be delivered to the Employee shares of Common Stock of the Corporation, which shall be in the form of a book entry, equal to one third of the number determined under paragraph 3(c) above. Two subsequent annual installments each consisting of one third of the number of shares under paragraph 3(c) above shall be paid on the respective approximate anniversary of the payment of the first installment.

4. Forfeiture of TSR Target Shares. If Employee’s employment with the Corporation and all of its direct or indirect subsidiaries is terminated by either party for any reason, including, but not limited to, the involuntary termination of the Employee’s employment with the Corporation for any reason, with or without cause, other than the Employee’s death, Disability or Retirement or termination with the consent of the Corporation or if the Corporation’s TSR is less than the 50th percentile of the TSR of the members of the Peer Group (i) all rights of the Employee to the TSR Target Shares which remain subject to the Restrictions (including shares in undistributed installments) shall terminate immediately and be forfeited in their entirety, and (ii) the forfeited TSR Target Shares and any book entry representing the forfeited TSR Target Shares shall be canceled. If the Employee’s employment with the Corporation terminates by reason of the Employee’s death, Disability, Retirement or termination of employment with the consent of the Corporation during the Performance Period, the Employee (or the Employee’s beneficiary) shall receive the TSR Target Shares in installments when, if and to the extent, the Restrictions lapse under Paragraph 3 in a number determined by multiplying the number the Employee would have received if the Employee remained an employee on the last day of the Performance Period by a fraction, the numerator of which is the number of months during the Performance Period the Employee was an employee of the Corporation and the denominator is the number of months in the Performance Period. If the Employee’s employment with the Corporation terminates by reason of the Employee’s death, Disability, Retirement or termination of employment with the consent of the Corporation after the end of the Performance Period, the Employee (or the Employee’s beneficiary) shall receive any then undistributed installments when installments are paid for such Performance Period to such other persons in the same class year.

5. Withholding. The Corporation or its direct or indirect subsidiary may withhold from the number of TSR Target Shares or from any cash amount payable hereunder or any other cash payments due to Employee all taxes, including social security taxes, which the Corporation or its direct or indirect subsidiary is required or otherwise authorized to withhold with respect to the TSR Target Shares.

6. Adjustments to Number of Shares. Any shares issued to Employee with respect to the TSR Target Shares in the event of any change in the number of outstanding shares of Common Stock of the Corporation through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be TSR Target Shares subject to all the terms set forth in this Agreement.

7. No Right to Continued Employment; Effect on Bonus and Benefit Plans. This Agreement shall not confer upon Employee any right with respect to continuance of his or her employment or other relationship, nor shall it interfere in any way with the right of the Corporation or its direct or indirect subsidiary to terminate his or her employment or other relationship at any time. Income realized by Employee pursuant to this Agreement shall not be included in Employee’s earnings for the purpose of any incentive bonus (including but not limited to the Incentive Plan) or benefit plan in which Employee may be enrolled or for which Employee may become eligible unless otherwise specifically provided for in such plan.

8. Employee Representations and Acknowledgements. In connection with the issuance of the TSR Target Shares, Employee represents and acknowledges the following:

(a) Employee hereby acknowledges that Employee has been informed that, with respect to the issuance of the TSR Target Shares, an election may be filed by Employee with the Internal Revenue Service, within thirty (30) days of the issuance of such TSR Target Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the fair market value of such Shares on the date of purchase. Employee acknowledges that Employee has sought the advice of Employee’s own tax advisors in connection with the issuance of the TSR Target Shares and the advisability of filing of such election under Section 83(b) of the Code. EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) AND THAT NEITHER THE CORPORATION NOR ANY DIRECT OR INDIRECT SUBSIDIARY OF THE CORPORATION HAS ANY OBLIGATIONS WITH RESPECT THERETO.

(b) Employee has reviewed with Employee’s own tax advisors, the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. Employee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Employee understands that Employee (and not the Corporation) shall be responsible for Employee’s own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.

(c) Employee has received, read and understood this Agreement, the TSR Rules and the Incentive Plan and agrees to abide by and be bound by their respective terms and conditions.

(d) Employee acknowledges that the Incentive Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time to the extent permitted by the Incentive Plan.

(e) Employee acknowledges that the award of TSR Target Shares is voluntary and occasional and does not create any contractual or other right to receive future awards of TSR Target Shares or benefits in lieu of TSR Target Shares even if TSR Target Shares have been awarded in the past.

(f) Employee acknowledges that all decisions with respect to future awards of TSR Target Shares or other awards, if any, will be at the sole discretion of the Corporation.

(g) Employee acknowledges that Employee’s participation in the Plan is voluntary.

(h) Employee acknowledges that the future value of the underlying shares of Corporation Common Stock is unknown, indeterminable and cannot be predicted with certainty.

(i) Employee acknowledges that no claim or entitlement to compensation or damages arises from the forfeiture of TSR Target Shares resulting from termination of the Employee’s employment or other service relationship with the Corporation or any of its subsidiaries or affiliates (for any reason whatsoever and whether or not subsequently found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of any employment agreement) and, in consideration of the grant of TSR Target Shares to which the Employee is otherwise not entitled, Employee irrevocably agrees never to institute any claim or suit against the Corporation, any of its subsidiaries or affiliates, the Employee waives the Employee’s ability, if any, to bring such claim or suit and Employee releases the Corporation and any subsidiary and affiliate from such claim or suit; if, notwithstanding the foregoing, any such claim or suit is allowed by a court of competent jurisdiction, then, by participating in the Incentive Plan, Employee shall be deemed irrevocably to have agreed not to pursue such claim or suit and agrees to execute and deliver any and all documents necessary to request dismissal or withdrawal of any such claim or suit.

(j) Employee acknowledges that unless otherwise provided in the Incentive Plan, the Committee or the Corporation in its or their discretion, the TSR Target Shares and the benefits evidenced by this Agreement do not create any entitlement to have the TSR Target Shares or any such benefits to be transferred to, or assumed by, another corporation nor to be exchanged, cashed out or substituted for, in connection with any corporate event or transaction affecting the shares of Corporation Common Stock, except as provided in the Incentive Plan.

(k) Employee agrees that the award of the TSR Target Shares is subject to the Corporation’s Compensation Clawback Policy as the same may be in effect from time to time and that the Corporation may recover any TSR Target Shares or shares earned, including shares of Corporation Common Stock earned in connection with the TSR Target Shares previously distributed for any reason (including death, Disability, Retirement or termination of employment with the consent of the Corporation) if such recovery is pursuant to the Corporation’s Compensation Clawback Policy as then in effect.

(l) The Employee acknowledges that the Corporation’s obligations under this Agreement shall be unfunded and unsecured and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Employee under this Agreement shall be no greater than the rights of a general unsecured creditor of the Corporation.

9. Non-solicitation. For a term of one year following termination of employment with Corporation or any of its subsidiaries, the Employee will not, directly or indirectly either for himself or any other Person (as defined herein), (i) induce or attempt to induce any employee of the Corporation or its subsidiaries to leave the employ of the Corporation or its subsidiaries, (ii) in any way interfere with the relationship between the Corporation or its subsidiaries and any employee of the Corporation or its subsidiaries, (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Corporation or its subsidiaries, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of the Corporation or its subsidiaries to cease doing business with the Corporation or its subsidiaries, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Corporation or its subsidiaries. During the non-solicitation period, and for a term of one year following termination of employment with the Corporation, the Employee will not, directly or indirectly, either for himself or any other Person solicit the business of any Person known to the Employee to be a customer of the Corporation or its subsidiaries, whether or not the Employee had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Corporation or its subsidiaries. For purposes of this Agreement, “Person” shall include an individual, trust, estate, corporation, limited liability corporation, credit union, savings bank, savings and loan association, savings and loan holding corporation, bank, bank holding corporation, mortgage corporation or similar type financial institution, including, without limitation, a de novo financial institution in its organizational phase.

10. Confidentiality. The Employee acknowledges and agrees to treat as confidential all information known or obtained by the Employee, whether before or after the date hereof, concerning the Corporation or its respective subsidiaries’ records, properties, books, contracts, commitments and affairs, including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers, and potential customers and other information of a similar nature (such information, “Confidential Information”). The Employee agrees that he will not, at any time, disclose to any unauthorized Person, or use for his own account or for the benefit of any third party any Confidential Information, whether or not the Confidential Information is embodied in writing or other physical form, without the Corporation’s express written consent, unless and to the extent that such Confidential Information is or becomes generally known to and available for use by the public other than as a result of Employee’s fault or the fault of any other Person bound by a duty of confidentiality to the Corporation.

11. Investment Representation. Under the federal and/or state securities laws, the Employee may be required to deliver and, if so, shall deliver, to the Committee, upon demand by the Committee, at the time of payment of any Corporation Common Stock, a written representation that the shares to be acquired are to be acquired for investment and not for resale or with the view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of the shares of Corporation Common Stock shall be a condition precedent to the right of the Employee to receive any such shares.

12. Awards Not a Bar to Corporate Event. The existence of this Agreement and the award of TSR Target Shares evidenced hereby shall not effect in any way the right or power of the Corporation and/or its stockholders to make or authorize any or all of the adjustments, recapitalizations, reorganization or other changes in the Corporation’s capital structure of its business, or any merger or consolidation of the Corporation or any issue of bonds, debentures, preferred stock or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Miscellaneous.

(a) Governing Law. This Agreement shall be governed and construed in accordance with the domestic laws of the State of West Virginia without regard to such State’s principles of conflicts of laws.

(b) Clawback. This Target Award and all shares earned under this Agreement are subject to the Wesbanco, Inc. Compensation Clawback Policy, as in effect from time to time, which is incorporated herein by reference.

(c) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation without the consent of all parties hereto.

(d) Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended or modified without the written consent of the Corporation and Employee.

(e) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document.

(e) Definitions. Initially capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Incentive Plan.

IN WITNESS WHEREOF, the parties have executed this TSR Target Shares Agreement as of the date first written above.

WESBANCO, INC.

By:
Todd F. Clossin
President & CEO

EMPLOYEE

EXHIBIT 1

Names of Peer Group Members

F.N.B. Corp.

United Bankshares, Inc.

Old National Bancorp

National Penn Bancshares, Inc.

NBT Bancorp Inc.

Community Bank System, Inc.

Chemical Financial Corporation

Union Bankshares Corporation

Park National Corporation

First Financial Bancorp.

First Commonwealth Financial Corporation

Pinnacle Financial Partners, Inc.

S&T Bancorp, Inc.

First Merchants Corporation

TowneBank

Eagle Bancorp, Inc.

Tompkins Financial Corporation

1st Source Corporation